EXHIBIT 99.10

                            GOODWIN, PROCTER & HOAR
              (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                            July 22, 1991

Freedom Investment Trust III
Three Center Plaza
Boston, MA  02108

Gentlemen:

         As counsel to Freedom Investment Trust III, a voluntary association of the type commonly known as a business trust (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of Freedom Discovery Fund, a series of the Trust which has been established and designated in Section 4.2 of Article IV of the Trust's Agreement and Declaration of Trust (also referred to as the Master Trust Agreement) dated May 14, 1991 (the "Declaration") as more fully described in the Prospectus and Statement of Additional Information contained in the Registration Statement on Form N-1A (Registration No.: 33-29438) filed by the Trust, as amended (the "Registration Statement").

         We have examined the Declaration and By-Laws of the Trust, the records of the meetings and written consents of the Board of Trustees and shareholders of the Trust, the Prospectus and Statement of Additional Information contained in the Registration Statement and such other documents, records and certificates as we deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, and that the shares of beneficial interest of the Trust which are the subject of the foregoing Registration Statement will, when sold in accordance with the terms of such Registration Statement in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

         We consent to being named in the Statement of Additional Information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                               Very truly yours,

                                               /s/ Goodwin, Procter & Hoar
                                               -----------------------------
                                               GOODWIN, PROCTER & HOAR
corpsec/edgar/fit3/opin3

                            GOODWIN, PROCTER & HOAR
              (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                               December 20, 1991

Freedom Investment Trust III
One Beacon Street
Boston, MA  02108

Gentlemen:

         As counsel to Freedom Investment Trust III, a voluntary association of the type commonly known as a business trust (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of Class A shares of Freedom Discovery Fund and Class B Shares of Freedom Environmental Fund, both of which are series of the Trust which have been established and designated in Section 4.2 of Article IV of the Trust's Agreement and Declaration of Trust (also referred to as the Master Trust Agreement) dated May 14, 1991 (the "Declaration") as more fully described in the Prospectus and Statement of Additional Information contained in the Registration Statement on Form N-1A (Registration No.: 33-29438) filed by the Trust, as amended (the "Registration Statement").

         We have examined the Declaration and By-Laws of the Trust, the records of the meetings and written consents of the Board of Trustees and shareholders of the Trust, the Prospectus and Statement of Additional Information contained in the Registration Statement and such other documents, records and certificates as we deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, and that the shares of beneficial interest of the Trust which are the subject of the foregoing Registration Statement will, when sold in accordance with the terms of such Registration Statement in effect at the time of the sale and assuming full payment is received by the Trust therefor, be legally issued, fully paid and non-assessable by the Trust.

         We consent to being named in the Statement of Additional Information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                               Very truly yours,

                                               /s/Goodwin, Procter & Hoar
                                               -----------------------------
                                               GOODWIN, PROCTER & HOAR
corpsec/edgar/fit3/opin2